Exhibit 99.1

May 2020 Investor Presentation

Forward-Looking Statements 2 This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding the future impact of COVID-19 on our business and financial operations, future loan delinquencies and forbearances and projected servicing advances requirements. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19;the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; expected discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; and our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.

PFSI Is a Proven Leader in the Agency Mortgage Business

- ✓ Uniquely advantaged specialty finance firm; substantially all of the production and servicing business is for Fannie Mae, Freddie Mac and Ginnie Mae-eligible loans
- ✓ 13th year of operations; initial public offering in May 2013

Leader in the U.S. Mortgage Market

- ✓ 3rd largest mortgage producer in the U.S.[1]
- ✓ 6th largest mortgage servicer in the U.S.[1]
- ✓ Largest government-insured producer[1]
- ✓ Largest correspondent aggregator[1]

Unique Capabilities

- ✓ Comprehensive and scalable mortgage platform with considerable opportunities for growth
- ✓ Significant technology investments drive competitive advantage and scale
- ✓ Well-developed and sophisticated risk management structure that has proven essential during COVID-19 crisis
- ✓ Unique, synergistic partnership with PennyMac Mortgage Investment Trust (NYSE: PMT), a tax-efficient investment vehicle

Loan Production Volume



(UPB in billions)
$31.7
$136.7
2013
LTM (2) @ 3/31/20

Loan Servicing Portfolio



(UPB in billions)
$44.4
$384.2
6/30/13
3/31/20

Net Assets Under Management



(in billions)
$1.2
$1.8
6/30/13
3/31/20

[1] According to Inside Mortgage Finance for last twelve months or as of March 31, 2020
[2] LTM = Last Twelve Months

PennyMac® Financial Services, Inc.

3

PFSI Represents an Attractive Investment Opportunity

- Track record of strong profitability; profitable every year since 2008[1]
- Record annual earnings in 2019; record quarterly earnings in 1Q20
- Retained earnings drive book value growth
- Increased liquidity and public float since corporate reorganization in 2018[3]
- Quarterly dividend introduced in 2019 represents an important component in the structure of providing long-term, sustainable stockholder returns

Book Value Per Share of PFSI



23% CAGR(2)
$7.27
$12.32
$21.34
$26.26
$29.85
6/30/13
12/31/15
12/31/18
12/31/19
3/31/20

Total Annualized Return to Stockholders[4]



+28%
+22%
+11%
1-Year
3-Years
5-Years

Daily Average Trading Volume[5]

(in thousands of shares)



Corporate Reorganization(3)
148
324
914
4/30/18 - 10/31/18
11/1/18 - 12/31/19
1/1/20 - 5/15/20

PennyMac Financial Services, Inc.

[1] Private National Mortgage Acceptance Company, LLC commenced operations in 2008 and is a wholly-owned subsidiary of PFSI, which completed its initial public offering in May 2013. [2] Compounded annual growth rate [3] PFSI completed a reorganization on November 1, 2018 that simplified its corporate structure by converting all equity ownership into a single class of publicly traded common stock [4] Source: Bloomberg. Total return with dividends reinvested as of 5/15/20 [5] S&P Global Market Intelligence

4

Earnings Driven by Organic Growth in PFSI’s Mortgage Banking Businesses 5 5 Loan Servicing(1) Loan Production(1) ▪ Correspondent production has driven market share growth historically ▪ Consumer-direct and broker-direct lending channels are expected to drive market share growth going forward ▪ Organic growth of PennyMac’s servicing driven by industry-leading production volumes ▪ Supplemented by opportunistic bulk MSR acquisitions Market Share Market Share 1.7% 2.2% 2.8% 3.4% 3.8% 4.1% 5.1% 5.3% 2013 2014 2015 2016 2017 2018 2019 1Q20 0.8% 1.1% 1.6% 1.9% 2.3% 2.7% 3.4% 3.4% 12/31/13 12/31/14 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 3/31/20 (1) Inside Mortgage Finance through 1Q20

PFSI's Assets and Continued Investments in Technology Are Critical

Servicing Systems Environment	▪ Proprietary, workflow-driven servicing system with a modern, scalable and flexible architecture that provides significant value to PennyMac, meeting our unique needs as an industry-leading mortgage servicer ▪ Full cloud-based infrastructure, real-time processing and modern data management ▪ Allowed PFSI to successfully and rapidly address COVID-19 forbearance requests through automation while providing servicing associates with meaningful insight into borrowers' needs; processed over 270,000 requests via automated channels – see slide 14
Production Systems Environment	▪ Migrating our correspondent platform to Ellie Mae's next generation Encompass Digital Lending Platform, leveraging proprietary systems and eventually seeking to consolidate all channels to a single, cloud-based platform ▪ Enables further operational efficiencies, process consistencies and improved customer experiences across channels while increasing the velocity of system enhancements
Customer-Facing Portals	▪ mac MORTGAGE ACCESS CENTER enables consumers to remain highly engaged through self service and communication features, resulting in more focused interactions with our customer-facing associates and improved overall operating efficiency ▪ POWER enables brokers to effectively originate loans while remaining connected to PennyMac throughout the process
Pricing and Margin Management Systems	▪ Best-in-industry pricing granularity and real-time pricing updates – can compute and disseminate hundreds of thousands of mid-day price updates within a minute ▪ Organic, proprietary loan bidding system to optimize acquisition of loans in the correspondent channel

PennyMac® Financial Services, Inc.

6

Strong Balance Sheet and Liquidity with Low Leverage 7 ▪ PFSI’s strong balance sheet, low leverage, and disciplined approach to liquidity management have proven critically important in the current market environment ▪ Strong balance sheet with low leverage versus competitors – Debt to equity of 2.7x ▪ Diversified liquidity sources and term debt that finances the largest long-term asset (MSRs) – Unique and cost effective funding structures with strong bank partnerships to support growth ▪ Well-developed and sophisticated risk management structure combines extensive market expertise with technology to identify and monitor risks across the enterprise Considerable oversight from State regulators, the CFPB, GSEs, ratings agencies and bank counterparties As of March 31, 2020 ($ in millions) Mortgage Servicing Rights $2,194 Servicing Advances $300 Cash & Short-term Investments, receivables, other $1,875 Loans eligible for repurchase $981 Loans Held for Sale $5,542 Stockholders' Equity $2,364 MSR Financing $1,345 ESS Financing $157 Other Liabilities & Payables $1,121 Liability for loans eligible for repurchase $981 Warehouse Financing $4,923 $10,891 $10,891 Assets Liabilities & Equity

8 PennyMac’s Enterprise Risk Management (ERM) Foundation ▪ Effective governance, compliance and operating systems are critical ▪ PennyMac has utilized a “three-lines of defense” model to monitor the effectiveness of controls ▪ ERM is a fundamental part of our day-to-day operating activities and a core component of our strategic planning process ▪ Our risk management infrastructure combines our extensive market expertise and technology to identify and monitor risks across the enterprise ERM Framework Overview First Line: Primary responsibility for managing risk including policies and procedures, training, reporting, quality assurance testing, monitoring and implementing corrective actions. Second Line: Assesses risk and identifies changes in internal and external requirements, establishes corporate policies, procedures, and corporate training requirements, assesses the quality of controls and adherence to policies and procedures. Third Line: Internal Audit assesses the quality of controls and reports these results and the status of corrective actions. The Board has overall responsibility for the assessment of the Company’s risk profile.

Hedging Protects MSR Asset and Moderates the Volatility of PFSI's Results



MSR Valuation Changes and Offsets
($ in millions)
MSR fair value change before recognition of realization of cash flows
Hedging and other gains (losses)
Production pretax income
$163.7
($129.5)
$87.3
($559.0)
$404.8
$527.8
($920.3)
$1,051.1
$240.1
2018
2019
1Q20

- PFSI believes it is critical to moderate the impact of interest rate changes on the fair value of its MSR asset through a comprehensive hedge strategy that also considers production-related income
- Since the start of 2019, MSR fair values have decreased significantly primarily due to higher expected prepayments related to lower interest rates
  - PFSI has largely offset the substantial fair value losses with gains from hedging activities
- In 1Q20, hedging and other gains more than offset MSR fair value losses
  - Utilizing option coverage for significant movements in rates provided substantial benefit

Note: Figures may not sum exactly due to rounding

PennyMac® Financial Services, Inc.

9

$2.1 $4.0 $5.0 $5.2 $3.8 1Q19 2Q19 3Q19 4Q19 1Q20 10 PFSI Earnings Driven by Its Market-Leading Production Business Production Pretax Income Servicing Pretax Income Investment Management Pretax Income ($ in millions) ($ in millions) ($ in millions) $11.2 -$2.7 -$18.1 -$5.1 $35.3 $47.1 $25.2 $39.1 $42.3 1Q19 2Q19 3Q19 4Q19 1Q20 Servicing pretax income Servicing pretax income excluding valuation-related changes $170.8 $47.0 $98.2 $179.3 $203.3 $240.1 1Q19 2Q19 3Q19 4Q19 1Q20 (1) (1) Valuation-related changes include MSR fair value changes before recognition of realization of cash flows, and related hedging and other gains (losses).

11 Faster Growth Direct Lending Has Outsized Impact on Production Earnings Consumer Direct Lending Volume (UPB in billions) Broker Direct Lending Volume (UPB in billions) Correspondent Production Volume (UPB in billions) ▪ While the direct lending channels (consumer and broker direct) represented 16% of PFSI’s production volume in 1Q20, they accounted for approximately 60% of pretax income from PFSI’s production segment ▪ Substantial potential to grow market share in consumer direct (currently 1.1%) and broker direct (1.7%), versus correspondent (15.2%) where PennyMac is already the market leader $1.4 $2.0 $2.7 $3.8 $4.0 1Q19 2Q19 3Q19 4Q19 1Q20 $0.4 $0.8 $1.2 $1.4 $1.6 1Q19 2Q19 3Q19 4Q19 1Q20 $14.9 $21.3 $31.0 $37.2 $29.8 1Q19 2Q19 3Q19 4Q19 1Q20 3.0x 4.2x 2.0x

3.72% 3.28% 2.68% 1.55% 1.88% 0.63% 0% 1% 2% 3% 4% 1/2/20 2/2/20 3/2/20 4/2/20 5/2/20 Average 30-year fixed rate mortgage Secondary Mortgage Rate 10-year Treasury Yield Growing Opportunity for PennyMac In an Expanding Origination Market 12 U.S. Mortgage Origination Market(2) (UPB in billions) (1) MBA Purchase Applications Index (2) Actual originations: Inside Mortgage Finance. Total originations forecast: Average of Mortgage Bankers Association (5/15/20), Fannie Mae (5/11/20), and Freddie Mac (4/13/20) forecasts. (3) Freddie Mac Primary Mortgage Market Survey. 3.28% as of 5/14/20 (4) Mortgage Current Coupon Fannie Mae 30 Year Index ▪ Economic forecasts now estimate total originations of $2.5 trillion in 2020 with rates at all-time lows ‒ Refinance demand remains elevated ‒ Recent increases in demand for purchase loans(1) ▪ Secondary market execution has improved as certain channels for loan delivery (i.e. co-issue) were disrupted by market volatility Primary / Secondary Mortgage Spread (3) (4) 173 basis points versus 104 basis points at the start of the year MBS spreads to Treasuries have also widened – 92 basis points versus 80 basis points at the start of the year $2,325 $2,472 2019 2020E Purchase Refinance

13 Expected Impact of Current Environment on PFSI by Business Segment Loan Production Loan Servicing Investment Management ▪ Record levels of profitable production create “flywheel” by growing the servicing portfolio in a historically low interest rate environment ‒ In a rising rate environment, the servicing portfolio will have longer duration resulting in a growing annuity to PFSI’s earnings ▪ Elevated margins across all channels ‒ Driven by reduced competition and already limited industry capacity constraints ▪ Expect large volumes due to market opportunity and maintaining and growing market share, especially in consumer and broker direct channels ▪ Substantial fair value losses on PMT’s CRT investments drove decline in PFSI’s AUM ‒ Lower base management fees ‒ Performance-based incentive fees are not expected to be earned for some time due to PMT’s significant 1Q20 loss ▪ Changes in profitability, aside from MSR value and related hedging, due to: ‒ Reduced servicing fee revenue from higher borrower delinquencies, offset by expected portfolio growth and potential increased fees from PMT related to delinquent loans ‒ Reduced interest income on custodial deposits as short-term interest rates have declined ‒ Increased expenses from additional staff required to address borrower hardships and financing costs for the expected increase in servicing advances; at the peak, monthly expenses expected to be ~$6 million higher than 1Q20 levels ‒ Near-term reduction in gains from the redelivery of early buyout (EBO) loans, followed by expected increases in redelivery gains as borrowers emerge from forbearance ▪ We expect PFSI to earn mid-teens ROEs across different market environments ▪ While prospects for the U.S. economy are uncertain and present some headwinds for PFSI’s businesses, given the present market environment, we expect PFSI’s overall financial performance to remain elevated throughout 2020 Impact on PFSI earnings:

7.0% 6.0% 6.0% 7.6% 7.2% 13.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 12/31/18 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 Servicing Trends – Delinquency and Forbearance for PFSI’s Owned Portfolio 14 ▪ PFSI is in a strong position to successfully manage hardships related to COVID-19 given its leading operating platform including proprietary technology and specialty servicing expertise ▪ PFSI began offering COVID-19 forbearance plans on March 19 following the GSEs’ initial guidance (before the CARES Act was passed) and deployed technology changes over the weekend of March 21-22 to allow customers to request, be evaluated for, and receive forbearance through automated systems including our website – 93% of PFSI’s customers in a forbearance plan have been enrolled through an automated channel ▪ For delinquent borrowers (including those in forbearance plans), PFSI has the responsibility to fund servicing advances for its owned portfolio, which is predominately Ginnie Mae MSRs ‒ For the subserviced portfolio, any servicing advances are the responsibility of the MSR owner (PMT), and PFSI may receive increased per-loan subservicing revenue for a delinquent loan versus a current loan 30+ Day Delinquency Rate(1) 12/31/18 3/31/19 4/30/19 12/31/19 3/31/20 4/30/20 Forbearance Rate Note: Figures may not sum exactly due to rounding (1) Owned portfolio in predominantly government-insured and guaranteed loans under the FHA (53%), VA (38%), and USDA (9%) programs; delinquency data based on loan count (i.e., not UPB) Delinq uent 9.0% Curre nt 4.3% 13.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 4/30/20

15 PFSI’s Liquidity Profile and Projected Needs for Servicing Advances ▪ PFSI has substantial liquidity which has been increasing with cash generated from earnings ‒ $1.4 billion in available liquidity(1), less $223 million in minimum liquidity required by Ginnie Mae, as of April 30, 2020 ▪ PFSI has significant resources to fund projected servicing advances even in a stress case ‒ Servicing advances historically funded with corporate cash; $260 million outstanding at April 30, 2020 ‒ In April, after more than a year of development, PFSI announced a structure to access private market financing for Ginnie Mae servicing advances ‒ Currently able to borrow up to $600 million against Ginnie Mae MSRs and servicing advances from Credit Suisse; structure allows for expansion of servicing advance financing via addition of other lenders or issuance of term notes ‒ Ginnie Mae servicing advances currently can be financed at an average of 81% ▪ Ginnie Mae requires a servicer to continue advancing principal and interest (P&I) payments for delinquent loans until it buys such loans out of the MBS, unlike GSE servicing where P&I advances are limited to four months ‒ P&I advances are typically covered by prepayment activity, except in adverse scenarios where high delinquency rates combine with extended average periods of delinquency; in the moderate case below, PFSI is not projected to have any P&I advances ‒ The majority of advances related to PFSI’s MSR portfolio are expected to be related to property taxes and insurance to protect investors’ interest in the properties securing the underlying loans ‒ Advance projections could increase if recoveries of advances are prolonged or delayed significantly after borrower reinstatement or loan modification; advances have historically been recovered within 45 days of modification or reinstatement ▪ PFSI reevaluates the use of excess liquidity (e.g., for potential common share repurchases) on an ongoing basis (1) Available liquidity is cash on hand ($881 million) plus the amount that can be immediately borrowed with existing collateral (does not include servicing advances). Borrower hardship Average months delinquent Peak servicing advances Moderate Case 4 months for delinquent loans before start of recovery $450 million (no P&I) in 4Q20 Stress Case 8 months for delinquent loans before start of recovery $1.7 billion (38% P&I, 62% other advances) in 2Q21 Scenarios for PFSI Servicing Portfolio • Forbearance rate peaks at 25%; delinquency rate peaks at 20%

Appendix

▪ Complex and highly regulated mortgage industry requires effective governance, compliance and operating systems ▪ Operating platform has been developed organically and is highly scalable ▪ Commitment to strong corporate governance, compliance and risk management since inception ▪ PFSI is well positioned for continued growth in this market and regulatory environment Loan Production Loan Servicing Investment Management ▪ Servicing for owned MSRs and subservicing for PMT ▪ Major loan servicer for Fannie Mae, Freddie Mac and Ginnie Mae ▪ Industry-leading capabilities in special servicing ▪ Organic growth results from loan production, supplemented by MSR acquisitions and PMT investment activity ▪ External manager of PMT, which invests in mortgage- related assets: – GSE credit risk transfers – MSRs and ESS – Investments in prime non- Agency MBS and asset-backed securities ▪ Synergistic partnership with PMT ▪ Correspondent aggregation of newly originated loans from third-party sellers – PFSI earns gains on delegated government-insured and non- delegated loans – Fulfillment fees for PMT’s delegated conventional loans ▪ Consumer direct origination of conventional and government- insured loans ▪ Broker direct origination launched in 2018 17 Overview of PennyMac Financial’s Businesses

PFSI Has Developed in a Sustainable Manner for Long-Term Growth

- Disciplined growth to address the demands of the GSEs, Agencies, regulators and our financing partners
  - Since inception, PennyMac has focused on building and testing processes and systems before adding significant transaction volumes
- Highly experienced management team has created a robust corporate governance system centered on compliance, risk management and quality control

2020
- MSR financing structure to include servicer advances

2019
- Launched proprietary, cloud-based Servicing Systems Environment (SSE)

2018
- PFSI completes corporate reorganization

2017
- Issued MSR-backed term notes

2016
- Substantial growth in consumer direct capacity

2015
- Stockholders' equity surpasses $1 billion

2014
- Continued organic growth
- Servicing UPB reaches $100 billion

2013
- PFSI completed initial public offering
- Expanded infrastructure in Fort Worth, TX

2012
- Expanded infrastructure in Tampa, FL
- Became largest non-bank correspondent aggregator

2011
- Expanded infrastructure with flagship operations facility in Moorpark, CA
- Correspondent leadership team expands

2010
- Added servicing leadership for prime portfolio and to drive scalable growth
- Correspondent system launches

2009
- PMT formed in an initial public offering raising $320 million
- Correspondent group established with a focus on operations development and process design

2008
- Operations launched; de novo build of legacy-free mortgage servicer
- Raised $500 million of capital in private opportunity funds

Period End:	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020 (1)
Employees:	72	128	230	435	1,008	1,373	1,816	2,523	3,099	3,248	3,460	4,215	4,458

(1) 2020 figure is as of March 31, 2020

PennyMac® Financial Services, Inc.

18

19 Industry-leading platform built organically – not through acquisitions ▪ Disciplined, sustainable growth for more than 12 years ▪ Focused on building and testing processes and systems before large transaction volumes Distinctive expertise and full range of capabilities across mortgage banking and investment management  Loan production, e.g., loan fulfillment systems and operations, correspondent counterparty review and management  Credit, e.g., loan program development, underwriting and quality control  Capital markets, e.g., pooling and securitization, hedging/interest rate risk management  Servicing, e.g., customer service, default management, investor accounting  Corporate functions, e.g., enterprise risk management, internal audit, treasury, finance and accounting, legal, IT infrastructure and development ▪ Nearly 4,500 employees ▪ Highly experienced management team – 132 senior-most executives have, on average, 24 years of relevant industry experience Strong governance and compliance culture ▪ Led by distinguished board which includes eight independent directors ▪ Robust management governance structure with 9 committees that oversee key risks and controls ▪ External oversight by regulators, business partners and other third parties Desired structure in place to compete effectively as a non-bank ▪ Synergistic partnership with PMT, a leading residential mortgage REIT and long-term investment vehicle ▪ Provides access to efficient capital and reduces balance sheet constraints on growth PennyMac Financial Is in a Unique Position Among Mortgage Specialists

First Quarter Highlights 20 ▪ Net income was $306.2 million; diluted earnings per share (EPS) were $3.73 – Record earnings driven by continued strong production results combined with substantial gains on our interest rate hedge investments which more than offset fair value losses on mortgage servicing rights (MSRs) – Book value per share increased to $29.85 from $26.26 at December 31, 2019 – In March, repurchased approximately 238,000 shares of PFSI’s common stock for an approximate cost of $4.1 million and a weighted average price of $17.31 per share – PFSI’s Board of Directors declared a first quarter cash dividend of $0.12 per share, payable on May 28, 2020 to common stockholders of record as of May 18, 2020 ▪ Record Production segment pretax income of $240.1 million, up 18% from 4Q19 and 411% from 1Q19 driven by record volumes in the direct lending channels and elevated margins across all channels – Direct lending locks were a record $9.9 billion in unpaid principal balance (UPB), up 38% from 4Q19 and 229% from 1Q19 o $7.2 billion in UPB of locks in the consumer direct channel; $2.8 billion in UPB of locks in the broker direct channel – Government correspondent lock volume totaled $14.9 billion in UPB, down 8% Q/Q and up 101% Y/Y – Total loan acquisitions and originations were $35.4 billion in UPB, down 17% from 4Q19 and up 113% from 1Q19 – Correspondent acquisitions of conventional loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $16.2 billion in UPB, down 21% from 4Q19 and up 99% from 1Q19

21 ▪ Record servicing segment pretax income of $170.8 million, versus a pretax loss of $5.1 million in 4Q19 and pretax income of $11.2 million in 1Q19 – Valuation-related items included $920.3 million in MSR fair value losses offset by $1.1 billion in hedging and other gains; net impact on pretax income was $130.8 million and on EPS was $1.17 – Pretax income excluding valuation-related items was $42.3 million, up 8% from 4Q19 and 20% from 1Q19 – Servicing portfolio grew to $384.2 billion in UPB, up 4% from December 31, 2019 and 18% from March 31, 2019 ▪ Investment Management segment pretax income was $3.8 million, down from $5.2 million in 4Q19 and up from $2.1 million in 1Q19 – Revenue of $9.9 million, down 16% from 4Q19 and up 12% from 1Q19 – Net assets under management (AUM) were $1.8 billion, down 26% from December 31, 2019 driven by a reduction in PMT’s shareholders’ equity Notable activity after quarter-end: ▪ In April, after more than a year in development, PennyMac Financial announced an enhancement to PNMAC GMSR ISSUER TRUST, to provide private market financing for Ginnie Mae servicing advances – PFSI currently has $600 million of committed capacity available to finance Ginnie Mae MSRs and servicing advances First Quarter Highlights (continued)

Developments That Have Affected the Mortgage Markets 22 ▪ Substantial slowdown in the economy related to COVID-19 and public health measures ‒ Over the last six weeks 30.3 million workers have filed jobless claims, evidencing increased hardships for homeowners and borrowers leading to expectations for higher delinquencies in the future ▪ In response the federal government enacted the CARES Act, providing $2 trillion of fiscal stimulus as well as granting homeowners with federally backed mortgages up to 12 months of forbearance if impacted directly or indirectly by COVID-19 ‒ Requests for forbearance designed to reduce consumer credit losses but increase the advance obligations for mortgage servicers, putting strain on the liquidity of undercapitalized sellers/servicers ▪ Financial markets have also experienced substantial volatility and reduced liquidity ‒ In response, the Federal Reserve reduced the Fed Funds rate to near zero and the Federal Open Market Committee announced it would purchase at least $500 billion of Treasury securities and at least $200 billion of Agency mortgage-backed securities to support liquidity ‒ Significant decline in the value of many credit assets, including government-sponsored enterprise (GSE) credit risk transfer (CRT) – driven by increased expectations for delinquencies and actual losses in addition to increased returns required by market participants ‒ Reduction of servicing asset values driven by the estimated impact on servicing costs and liquidity from higher expected delinquencies as a result of forbearance ▪ PFSI’s strong balance sheet, low leverage and disciplined approach to liquidity management have been critically important in this market environment; total liquidity has increased since February

Trends in PennyMac Financial's Businesses

Correspondent Production[1][2]



Market Share
10.44%
13.66%
16.00%
15.18%
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20E

Loan Servicing[1]



Market Share
2.40%
2.98%
3.36%
3.44%
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20E

Consumer Direct Production[1]



Market Share
0.60%
0.69%
0.90%
1.06%
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20E

Broker Direct Production[1][2]



Market Share
0.74%
1.40%
1.66%
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20E

PennyMac® Financial Services, Inc.

[1] Source: Inside Mortgage Finance and company estimates for 1Q20 or as of 3/31/20. Inside Mortgage Finance estimates total 1Q20 origination market of $670 billion. Correspondent production share estimate is based on PFSI and PMT acquisition volume of $29.8 billion divided by $196 billion for the correspondent market (estimated to be 30% of total origination market). Consumer direct production share is based on PFSI originations of $4.0 billion divided by $380 billion for the retail market (estimated to be 56% of total origination market). Broker direct production share is based on PFSI originations of $1.6 billion divided by $94 billion for the broker market (estimated to be 14% of total origination market). Loan servicing market share is based on PFSI's servicing UPB of $384.2 billion divided by an estimated $11.2 trillion in mortgage debt outstanding as of March 31, 2020. [2] Historical and current period correspondent production and broker direct market share estimates have been adjusted as loans previously reported as non-delegated correspondent are now included in the broker direct channel

23

Production Segment Highlights – Correspondent Channel

- Correspondent acquisitions by PMT in 1Q20 totaled $29.8 billion in UPB, down 20% Q/Q and up 100% Y/Y
  - 46% government loans; 54% conventional loans
  - Government acquisitions of $13.6 billion in UPB, down 18% Q/Q and up 102% Y/Y
  - Conventional conforming acquisitions of $16.2 billion in UPB, down 21% Q/Q and up 99% Y/Y
- Government correspondent lock volume totaled $14.9 billion in UPB, down 8% Q/Q and up 101% Y/Y
- PennyMac maintained its leadership position in 1Q20 as competition subsided amidst market volatility
- April correspondent acquisitions totaled $11.1 billion in UPB; locks totaled $11.2 billion in UPB
- Historical and current period non-delegated correspondent acquisition and lock volumes are now reported in the broker direct lending channel

Correspondent Volume and Mix[1]

(UPB in billions)


$36.0
$34.0
$16.4
$20.5
$16.2
$8.1
$16.7
$13.6
$6.8
1Q19
4Q19
1Q20
Government loans[2]
Conventional loans for PMT[3]
Total locks[4]

Key Financial Metrics	4Q19	1Q20
Revenue per fallout-adjusted government lock[5]	38	76
Weighted average fulfillment fee (bps)[6]	28	26

Selected Operational Metrics	4Q19	1Q20
Delegated correspondent seller relationships[7]	676	690
Purchase-money loans, as a % of total acquisitions	55%	58%

PennyMac Financial Services, Inc.

[1] As of 1Q20, historical and current period non-delegated correspondent acquisition and lock volumes are reported in the broker direct lending channel (see slides 26 and 27 for more details). [2] For government-insured loans, PFSI earns income from holding and selling or securitizing the loans [3] For conventional and jumbo loans, PFSI earns a fulfillment fee from PMT rather than income from holding and selling or securitizing the loans [4] Includes locks related to PMT loan acquisitions, including conventional loans for which PFSI earns a fulfillment fee upon loan funding [5] Includes net gains on loans held for sale, loan origination fees and net interest income for government-insured loans; lock volume adjusted for expected fallout for government-insured correspondent locks (4%) [6] Based on funded loans subject to fulfillment fee. The rate may reflect discretionary adjustments to facilitate the successful completion of certain loan transactions [7] Correspondent seller relationships has been reduced by 116 and 123 for 1Q20 and 4Q19, respectively to no longer include non-delegated only correspondent sellers (see slides 26 and 27 for more details)

24

$0.6 $1.2 $1.7 $0.7 $2.6 $2.4 $1.4 $3.8 $4.0 $1.0 $2.4 $3.4 1Q19 4Q19 1Q20 Conventional Government Committed pipeline (UPB in billions) Consumer Direct Production Volume 25 Production Segment Highlights – Consumer Direct Channel (1) (1) Commitments to originate mortgage loans at specified terms at period end (2) Includes net gains on loans held for sale, loan origination fees and net interest income; lock volume adjusted for expected fallout, which was 31% in 1Q20 for consumer direct locks ▪ Consumer direct production volume in 1Q20 totaled $4.0 billion in UPB, up 7% Q/Q and 197% Y/Y ▪ Record volumes driven by low rates and investments to scale the production platform to address the opportunity ▪ Enriched use of data analytics driving improved lead generation abilities and recapture rates ▪ Margins improved further from elevated levels in 4Q19 ▪ April 2020 consumer direct originations totaled $1.7 billion in UPB; locks totaled $2.9 billion in UPB – $3.7 billion committed pipeline at April 30, 2020(1) 4Q19 1Q20 Revenue per fallout-adjusted consumer direct lock (bps)(2) 424 464 Purchase-money loans, as a % of total originations 6% 5% Consumer Direct Metrics

Production Segment Highlights – Broker Direct Channel

- Historical and current period non-delegated correspondent acquisition and lock volumes are now reported in the broker direct lending channel
- Broker direct production volume in 1Q20 totaled $1.6 billion in UPB, up 10% Q/Q and up from $369 million in 1Q19
- Lock volume of $2.8 billion in UPB, up 62% Q/Q and up from $0.7 billion in 1Q19
- Approved brokers totaled 1,074 at March 31, 2020, up 11% from December 31, 2019
- Continue to increase capacity to address elevated demand and grow market position
- April 2020 broker direct originations totaled $700 million in UPB; locks totaled $1.3 billion in UPB
  - $1.6 billion committed pipeline at April 30, 2020[2]



Broker Direct Production Volume(1)
(UPB in billions)
$0.3
$0.4
$0.1
$0.2
$1.4
$0.5
$0.7
$0.9
$1.6
$0.4
$1.3
$1.2
1Q19
4Q19
1Q20
Conventional loans
Government loans
Committed pipeline(2)

Broker Direct Metrics	4Q19	1Q20
Revenue per fallout-adjusted broker direct lock (bps)[3]	116	162
Approved brokers	968	1,074
Non-delegated only correspondent sellers[4]	123	116
Purchase-money loans, as a % of total originations	41%	33%

PennyMac® Financial Services, Inc.

(1) As of 1Q20, historical and current period non-delegated correspondent acquisition and lock volumes are reported in the broker direct lending channel (see pages 26 and 27 for more details). For guaranteed non-delegated loans, PFSI earns income from holding and selling or securitizing the loans. (2) Commitments to originate mortgage loans at specified terms at period end; as of 1Q20 non-delegated loans were reclassified to the broker direct channel. Committed pipeline for 1Q20 includes $576M in non-delegated loans (3) Includes net gains on loans held for sale, loan origination fees and net interest income; lock volume adjusted for expected fallout, which was 23% in 1Q20 for broker direct locks (4) Non-delegated correspondent sellers previously reported as correspondent sellers under the correspondent channel

26

Servicing Segment Highlights

- Servicing portfolio totaled $384.2 billion in UPB at March 31, 2020, up 4% Q/Q and 18% Y/Y
- Strong production volumes continue to support portfolio growth despite elevated prepayment activity
- Modest decrease in delinquency rate at March 31 driven by seasonal factors; expected to significantly increase due to COVID-19 hardships and forbearance

Loan Servicing Portfolio Composition

(UPB in billions)



$324.7
$368.7
$384.2
3/31/2019
12/31/2019
3/31/2020
Prime owned
Prime subserviced and other

Selected Operational Metrics	4Q19	1Q20
Loans serviced (in thousands)	1,778	1,839
60+ day delinquency rate - owned portfolio[1]	3.7%	3.3%
60+ day delinquency rate - sub-serviced portfolio[2]	0.4%	0.4%
Actual CPR - owned portfolio[1]	21.0%	20.6%
Actual CPR - sub-serviced[2]	20.0%	19.2%
UPB of completed modifications ($ in millions)	$546	$713
EBO loan volume ($ in millions)[3]	$1,682	$1,637

Net Portfolio Growth

(UPB in billions)



$368.7
$(22.2)
$35.4
$2.4
$384.2
At 12/31/19
Runoff (4)
Additions from loan production (5)
MSR acquisitions
At 3/31/20

(1) Owned portfolio in predominantly government-insured and guaranteed loans under the FHA (53%), VA (38%), and USDA (9%) programs; delinquency data based on loan count (i.e., not UPB)
(2) Represents PMT's MSRs. Excludes distressed loan investments
(3) Early buyouts of delinquent loans from Ginnie Mae pools during the period
(4) Also includes loans servicing released in connection with recent asset sales by PMT
(5) Includes consumer direct production, government correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT

PennyMac Financial Services, Inc.

27

Investment Management Segment Highlights

- Net AUM as of March 31, 2020 were $1.8 billion, down 26% from December 31, 2019 primarily due to significant non-cash fair value losses on PMT's investments in government-sponsored enterprise (GSE) credit risk transfer
  - We believe PMT's fair value losses on its CRT investments are outsized compared to the additional credit losses PMT expects to incur over the life of these investments
- Investment management revenues were $9.9 million, down from the prior quarter as there was no incentive fee earned for the quarter as a result of the net loss at PMT
- While recent market dislocations have affected competitors and created attractive investment opportunities for PMT, we expect PFSI's base management fees will be lower and do not expect performance incentive fees for some time due to the impact of PMT's significant Q1 loss

Investment Management AUM

($ in billions)



$1.73
$2.45
$1.82
3/31/2019
12/31/2019
3/31/2020

Investment Management Revenues

($ in millions)



$8.8
$1.1
$7.7
$11.8
$1.9
$9.9
$9.9
$9.9
1Q19
4Q19
1Q20
Base management fees & other revenue
Performance incentive

PennyMac® Financial Services, Inc.
28

1Q20 Servicing Profitability Excluding Valuation-Related Changes

	1Q19		4Q19		1Q20	
	$ in millions	basis points[1]	$ in millions	basis points[1]	$ in millions	basis points[1]
Operating revenue	$ 225.0	29.2	$ 273.0	30.4	$ 266.5	28.3
Realization of MSR cash flows	(92.5)	(12.0)	(113.1)	(12.6)	(114.9)	(12.2)
EBO loan-related revenue[2]	35.1	4.6	40.3	4.5	47.8	5.1
Servicing expenses:						
Operating expenses	(75.8)	(9.8)	(80.5)	(9.0)	(84.1)	(8.9)
Interest shortfall	(4.3)	(0.6)	(16.5)	(1.8)	(14.9)	(1.6)
Credit losses and provisions for defaulted loans	(15.1)	(2.0)	(23.8)	(2.6)	(16.0)	(1.7)
EBO loan transaction-related expense	(10.7)	(1.4)	(18.5)	(2.1)	(18.6)	(2.0)
Financing expenses:						
Interest on ESS	(3.1)	(0.4)	(2.2)	(0.2)	(2.0)	(0.2)
Interest to third parties	(23.3)	(3.0)	(19.7)	(2.2)	(21.6)	(2.3)
Pretax income excluding valuation-related changes	**$ 35.3**	**4.6**	**$ 39.1**	**4.4**	**$ 42.3**	**4.5**
Valuation-related changes[3]						
MSR fair value[4]	(164.9)		160.6		(920.3)	
ESS liability fair value	4.1		(2.3)		14.5	
Hedging derivatives gains	134.6		(192.4)		1,036.6	
Provision for credit losses on active loans[5]	2.2		(10.2)		(2.3)	
Servicing segment pretax income	**$ 11.2**		**$ (5.1)**		**$ 170.8**	
Average servicing portfolio UPB	**$ 308,212**		**$ 359,022**		**$ 377,295**	

- Operating revenue decreased Q/Q driven by decreased income from custodial deposits due to lower earnings rates
- Operating expenses decreased as a percentage of the average servicing portfolio; full quarter of cost savings related to Servicing Systems Environment (SSE) offset by seasonally higher expenses in Q1 related to payroll taxes and benefits
- Interest shortfall from prepayments decreased modestly Q/Q but remains elevated
- Credit losses and provisions for defaulted loans decreased Q/Q due to a combination of seasonality and initiatives related to loss mitigation
- EBO-related income increased Q/Q driven by gains from the reperformance of loans bought out in prior periods

PennyMac Financial Services, Inc.

(1) Of average portfolio UPB, annualized
(2) Comprised of net gains on mortgage loans held for sale at fair value and net interest income related to EBO loans
(3) Changes in fair value do not include realization of MSR cash flows, which are included in amortization and realization of MSR cash flows above
(4) Includes fair value changes and provision for impairment
(5) Considered in the assessment of MSR fair value changes

29

30 Why Are MSR Sales Occurring? How Do MSRs Come to Market? ▪ Large servicers may sell MSRs due to operational pressures, regulatory capital constraints for banks and a re-focus on core customers/businesses ▪ Independent mortgage banks sell MSRs from time to time due to a need for capital ▪ Opportunities may arise in the current market driven by dislocation and liquidity concerns ▪ Intermittent large bulk portfolio sales ($10+ billion in UPB) – Require considerable coordination with selling institutions and Agencies ▪ Mini-bulk sales (typically $500 million to $5 billion in UPB) ▪ Flow/co-issue MSR transactions (monthly commitments, typically $20- $100 million in UPB) – Alternative delivery method typically from larger independent originators Which MSR Transactions Are Attractive? ▪ GSE and Ginnie Mae servicing in which PFSI has distinctive expertise ▪ MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) ▪ Measurable representation and warranty liability for PFSI PFSI is uniquely positioned to be a successful acquirer of MSRs • Proven track record of complex MSR and distressed loan transfers • Operational platform that addresses the demands of the Agencies, regulators and financing partners • Physical capacity in place to sustain servicing portfolio growth plans • Potential co-investment opportunity for PMT in the ESS Opportunity in MSR Acquisitions

31 Excess Servicing Spread (e.g., 12.5bp) MSR Asset (e.g., 25bp servicing fee) Acquired by PFSI from Third-Party Seller(1) ▪ PMT has co-invested in Agency MSRs acquired from third-party sellers by PFSI; presently only related to certain Ginnie Mae MSRs ▪ PMT acquires the right to receive the ESS cash flows over the life of the underlying loans ▪ PFSI owns the MSRs and services the loans (1) The contractual servicer and MSR owner is PLS, an indirect wholly-owned subsidiary of PFSI (2) Subject and subordinate to Agency rights (under the related servicer or issuer guide) and, as applicable, to PFSI’s pledge of MSRs under a note payable; does not change the contractual servicing fee paid by the Agency to the servicer Excess Servicing Spread(2) ▪ Interest income from a portion of the contractual servicing fee – Realized yield dependent on prepayment speeds and recapture Base MSR ▪ Income from a portion of the contractual servicing fee ▪ Also entitled to ancillary income ▪ Bears expenses of performing loan servicing activities ▪ Required to advance certain payments largely for delinquent loans Base MSR (e.g., 12.5bp) Acquired by PMT from PFSI(1) Example transaction: actual transaction details may vary materially PFSI’s Mortgage Servicing Rights Investments in Partnership with PMT

MSR Asset Valuation

March 31, 2020 *Unaudited ($ in millions)*	Not subject to excess servicing spread liability	Subject to excess servicing spread liability	Total
Pool UPB	$212,753	$18,731	$231,484
Coupon[1]	3.89%	4.19%	3.91%
Servicing fee/spread[1]	0.35%	0.34%	0.35%
Fair value	$2,010.0	$183.7	$2,193.7
As a multiple of servicing fee	2.69	2.87	2.70
Pricing spread[1][2]	10.7%	10.9%	10.7%
Prepayment speed assumption (CPR)[1]	16.8%	11.9%	16.5%
Equivalent life (in years)[1]	5.0	5.8	5.0
Annual per-loan cost of servicing[1]	$107	$109	$108
Related excess servicing spread liability	-	$157.1	$157.1

December 31, 2019 *($ in millions)*	Not subject to excess servicing spread liability	Subject to excess servicing spread liability	Total
Pool UPB	$206,302	$19,485	$225,787
Coupon[1]	3.92%	4.19%	3.95%
Servicing fee/spread[1]	0.35%	0.34%	0.35%
Fair value	$2,677.7	$249.1	$2,926.8
As a multiple of servicing fee	3.75	3.75	3.75
Pricing spread[1][2]	8.4%	8.6%	8.5%
Prepayment speed assumption (CPR)[1]	12.9%	10.9%	12.7%
Equivalent life (in years)[1]	6.1	6.2	6.1
Annual per-loan cost of servicing[1]	$96	$98	$97
Related excess servicing spread liability	-	$178.6	$178.6

Note: Figures may not sum exactly due to rounding
(1) Represents weighted average
(2) Pricing spread represents a margin that is applied to a reference interest rate's forward rate curve to develop periodic discount rates. The Company applies a pricing spread to the United States Dollar London Interbank Offered Rate ("LIBOR")/swap curve for purposes of discounting cash flows relating to MSRs and ESS.

PennyMac® Financial Services, Inc.

32

Acquisitions and Originations by Product

First Lien Acquisitions/Originations

Unaudited ($ in millions)	1Q19	2Q19	3Q19	4Q19	1Q20
Correspondent Acquisitions[1]					
Conventional Conforming	$ 8,130	$ 10,737	$ 16,644	$ 20,510	$ 16,153
Government	6,752	10,574	14,346	16,653	13,616
Non-Agency[2]	5	4	3	-	-
Total	**$ 14,887**	**$ 21,315**	**$ 30,993**	**$ 37,163**	**$ 29,768**
Consumer Direct Originations					
Conventional Conforming	$ 609	$ 838	$ 1,006	$ 1,203	$ 1,670
Government	748	1,127	1,651	2,566	2,354
Jumbo	-	-	-	-	-
Total	**$ 1,357**	**$ 1,965**	**$ 2,657**	**$ 3,768**	**$ 4,024**
Broker Direct Originations[1]					
Conventional Conforming	$ 249	$ 597	$ 842	$ 940	$ 1,163
Government	114	240	359	481	403
Non-Agency[2]	7	7	4	-	-
Total	**$ 369**	**$ 844**	**$ 1,206**	**$ 1,421**	**$ 1,566**
Total acquisitions/originations	**$ 16,614**	**$ 24,125**	**$ 34,856**	**$ 42,353**	**$ 35,358**
UPB of loans fulfilled for PMT	**$ 8,136**	**$ 10,741**	**$ 16,647**	**$ 20,510**	**$ 16,153**

Second Lien Originations

	1Q19	2Q19	3Q19	4Q19	1Q20
Consumer Direct Fundings					
HELOC	$ 1	$ 1	$ 1	$ 2	$ 1

PennyMac Financial Services, Inc.

Note: Figures may not sum exactly due to rounding [1] The UPB of historical period correspondent conventional conforming acquisitions has been reduced by $128 million, $308 million, $410 million, and $421 million, and the UPB of historical and current period correspondent government acquisitions has been reduced by $39 million, $88 million, $117 million, and $158 million in UPB for the quarterly periods 1Q19 through 4Q19, respectively as the UPB of loans previously classified as non-delegated in the correspondent channel is now reported in PFSI's broker direct lending channel. As a result, the UPB of historical and current period broker direct originations has been increased by equal amounts as described above for the quarterly periods 1Q19 through 4Q19. [2] Consists of prime jumbo and non-QM loans

33

Interest Rate Locks by Product

First Lien Locks

Unaudited ($ in millions)	1Q19	2Q19	3Q19	4Q19	1Q20
Correspondent Locks[1]					
Conventional Conforming	$ 8,974	$ 12,628	$ 19,461	$ 19,736	$ 19,109
Government	7,385	12,028	15,933	16,225	14,871
Non-Agency[2]	13	14	1	-	-
Total	**$ 16,372**	**$ 24,671**	**$ 35,395**	**$ 35,961**	**$ 33,980**
Consumer Direct Locks					
Conventional Conforming	$ 1,103	$ 1,413	$ 1,777	$ 2,053	$ 3,603
Government	1,226	1,938	2,844	3,407	3,548
Jumbo	11	6	6	6	8
Total	**$ 2,340**	**$ 3,357**	**$ 4,627**	**$ 5,466**	**$ 7,159**
Broker Direct Locks[1]					
Conventional Conforming	$ 449	$ 927	$ 1,253	$ 1,147	$ 2,163
Government	220	394	606	566	610
Non-Agency[2]	13	25	2	-	-
Total	**$ 681**	**$ 1,346**	**$ 1,860**	**$ 1,713**	**$ 2,773**
Total locks	**$ 19,394**	**$ 29,373**	**$ 41,883**	**$ 43,140**	**$ 43,912**

PennyMac Financial Services, Inc.

Note: Figures may not sum exactly due to rounding [1] The UPB of historical and current period correspondent conventional conforming locks has been reduced by $261 million, $466 million, $635 million, and $485 million, and the UPB of historical and current period correspondent government locks has been reduced by $86 million, $145 million, $216 million, and $162 million for the quarterly periods 1Q19 through 4Q19, respectively as the UPB of loans previously classified as non-delegated in the correspondent lending channel is now reported in PFSI's broker direct lending channel. As a result, the UPB of historical and current period broker direct locks has been increased by equal amounts as described above for the quarterly periods 1Q19 through 4Q19. [2] Consists of prime jumbo and non-QM loans

34

35 Credit Characteristics by Acquisition / Origination Period Correspondent Consumer Direct Broker Direct 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Government-insured 699 698 701 703 700 Government-insured 44 43 42 42 42 Conventional 750 755 760 762 763 Conventional 38 36 35 35 34 Weighted Average DTI Weighted Average FICO 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Government-insured 699 703 709 711 710 Government-insured 44 43 42 42 42 Conventional 733 738 743 747 748 Conventional 37 37 36 35 35 Weighted Average DTI Weighted Average FICO 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Government-insured 680 697 712 715 712 Government-insured 45 44 43 43 43 Conventional 742 752 759 758 761 Conventional 38 37 36 36 34 Weighted Average DTI Weighted Average FICO